Exhibit 4.4

NOBLE PLACEMENT AGENT WARRANT

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT (i) EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.

April 28, 2017	No. PAA-W-2017-____

SOCIAL REALITY INC.

This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, NOBLE CAPITAL MARKETS, INC. (“Holder”) is entitled to purchase, subject to the terms and conditions of this Warrant, from Social Reality Inc., a Delaware corporation (the “Company”), SIXTY SIX THOUSAND EIGHT HUNDRED (66,800) fully paid and nonassessable shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common”).  The shares of Class A Common of the Company for which this Warrant is exercisable, as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the “Shares.”  This Warrant is being issued pursuant to the terms and conditions of that certain Engagement Agreement dated April 20, 2017, as amended (the “Agreement”) by and between the Company and the Holder.

1.

Exercise Period; Price.

1.1

Exercise Period.  This Warrant shall be exercisable commencing on October 25, 2017 and the exercise period (“Exercise Period”) shall terminate at 5:00 p.m. Pacific time on April 28, 2022 (the “Expiration Date”).

1.2

Exercise Price.  The initial purchase price for each of the Shares shall be $3.00 per share.  Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the “Exercise Price”).

2.

Exercise and Payment.

2.1

Exercise.  At any time during the Exercise Period, this Warrant may be exercised, in whole or in part as to the number of Shares which have vested, from time to time by the Holder, during the term hereof, by surrender of this Warrant and the Notice of Exercise attached hereto as Annex I, duly completed and executed by the Holder, to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise.  The Holder and the Company shall maintain records showing the number of Shares exercised and the date of such exercise(s).  Payment may be in cash, wire transfer or by check payable to the order of the Company in immediately available funds.  If not exercised in full, this Warrant must be exercised for a whole number of Shares.

2.2

Cashless Exercise.  Ifat any time during the Exercise Period there is not an effective registration statement registering the Shares, or the prospectus contained therein is not available for the issuance of the Shares to the Holder (the "Resale Registration Statement") for a period of at least sixty (60) days following the delivery of the Suspension Notice (as hereinafter defined), then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to elect instead to receive upon such exercise the "Net Number" of shares of Class A Common determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of Shares with respect to which this Warrant is then being exercised.

B= the last Weighted Average Price immediately preceding the time of delivery of the Exercise Notice giving rise to the applicable “cashless exercise”, as set forth in the applicable Exercise Notice (to clarify, the “last Weighted Average Price” will be the last Weighted Average Price as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s Weighted Average Price shall be used in this calculation);

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

When used herein:

“Suspension Notice” shall mean the occurrence of any of the following events: (i) any request by the Securities and Exchange Commission ("SEC") or any other federal or state governmental authority, during the period of effectiveness of the Resale Registration Statement, for amendments or supplements to such registration statement or related prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction from a state governmental authority or the initiation of any proceeding for such purpose by a state governmental authority; or (iv) any event or circumstance which necessitates the making of any changes to the Resale Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Resale Registration Statement, it will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Company will promptly provide written notice to the Holder of the occurrence of any Suspension Event.  The Company shall thereafter promptly prepare a supplement or amendment to the Resale Registration Statement to correct such untrue statement or omission, and provide a copy of such supplement or amendment to the Holder. The Company shall also promptly notify the Holder in writing (x) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective and (y) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

"Trading Day" means any day on which the Class A Common is traded on the NASDAQ Capital Market (the "Principal Market"), or, if the Principal Market is not the principal trading market for the Class A Common, then on the principal securities exchange or securities market on which the Class A Common is then traded; and

"Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”), it is intended, understood and acknowledged that the Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Offering Documents  (provided the SEC continues to take the position that such treatment is proper at the time of such exercise).

3.

Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Shares or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant.  All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

4.

Delivery of Stock Certificates.  Within three (3) trading days after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder a certificate or certificates for the number of fully paid and nonassessable Shares which the Holder shall have requested in the Notice of Exercise.  If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant (dated the date hereof and of like tenor) for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.  In lieu of delivering physical certificates representing the Shares issuable upon exercise of this Warrant, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (FAST) program, upon request of the Holder in the Notice of Exercise, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Shares issuable upon exercise to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

5.

No Fractional Shares.  This Warrant must be exercised for a whole number of Shares.  No fractional shares or scrip representing fractional Shares will be issued upon exercise of this Warrant.  Any fractional Share which otherwise might be issuable on the exercise of this Warrant as a result of the anti-dilution provisions Section 9 hereof will be rounded up to the nearest whole Share.

6.

Charges, Taxes and Expenses.  The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

7.

Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8.

Saturdays, Sundays, Holidays, Etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

9.

Adjustment of Exercise Price and Number of Shares.  The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

9.1

Subdivisions, Combinations and Other Issuances.  If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

9.2

Stock Dividend.  If at any time after the date hereof the Company declares a dividend or other distribution on its Class A Common payable in Class A Common or other securities or rights convertible into Class A Common (“Class A Common Equivalents”) without payment of any consideration by such holder for the additional shares of Class A Common or the Class A Common Equivalents (including the additional shares of Class A Common issuable upon exercise or conversion thereof), then the number of Shares for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Class A Common shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Class A Common issuable upon conversion of all such securities convertible into Class A Common) of Class A Common as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

9.3

Other Distributions.  If at any time after the date hereof the Company distributes to holders of its Class A Common, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Class A Common or Class A Common Equivalents), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Class A Common as determined in good faith by the Company’s Board of Directors, or (ii) provide by resolution of the Company’s Board of Directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the shares of Class A Common otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.

9.4

Effect of Consolidation, Merger or Sale.  In case of any reclassification, capital reorganization, or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any subdivision, combination, stock dividend or other distribution provided for in Sections 9.1, 9.2 and 9.3 above), or in case of any consolidation or merger of the Company with or into any corporation (other than a consolidation or merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, capital reorganization, change, merger or sale by a holder of the number of Shares then purchasable under this Warrant.  In any such case, appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable to any shares of stock or other securities and property deliverable upon exercise hereof, or to any new Warrant delivered pursuant to this Section 9.4, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided, that the aggregate Exercise Price shall remain the same.  The provisions of this Section 9.4 shall similarly apply to successive reclassifications, capital reorganizations, changes, mergers and transfers.

10.

Notice of Adjustments; Notices.  Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof, the Company shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

11.

Rights As Stockholder; Notice to Holders.  Nothing contained in this Warrant shall be construed as conferring upon the Holder or his or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company.  The Company shall give notice to the Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

(i)

a dissolution, liquidation or winding up of the Company shall be proposed;

(ii)

a capital reorganization or reclassification of the Class A Common (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any subdivision, combination, stock dividend or other distribution) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company; or

(iii)

a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) for other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.

Such giving of notice shall be simultaneous with (or in any event, no later than) the giving of notice to holders of Class A Common.  Such notice shall specify the record date or the date of closing the stock transfer books, as the case may be.  Failure to provide such notice shall not affect the validity of any action contemplated in this Section 11.

12.

Restricted Securities.  The Holder understands that this Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Act, or an applicable exemption from such registration.  The Holder further acknowledges that a securities legend to the foregoing effect shall be placed on any Shares issued to the Holder upon exercise of this Warrant.

13.

Disposition of Shares; Transferability.

13.1

Transfer.  This Warrant is not transferrable by the Holder until October 22, 2017 except in accordance with Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5110(g)(1).  Thereafter, this Warrant shall be transferable only on the books of the Company, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer.  Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

13.2

Rights, Preferences and Privileges of Class A Common.  The powers, preferences, rights, restrictions and other matters relating to the shares of Class A Common will be as determined in the Company’s Certificate of Incorporation, as amended, as then in effect.

14.

Miscellaneous.

14.1

Binding Effect.  This Warrant and the various rights and obligations arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.2

Entire Agreement.  This Warrant, the Purchase Agreement and the Registration Rights Agreement of even date herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof.

14.3

Amendment and Waiver.  Any term of this Warrant may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders representing a majority-in-interest of the Shares underlying the Warrants pursuant to the Purchase Agreement.  Any waiver or amendment effected in accordance with this Section 14.3 shall be binding upon the Holder and the Company.

14.4

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware without reference to the conflicts of law principles thereof.  The exclusive jurisdiction for any legal suit, action or proceeding arising out of or related to this Warrant shall be either the California State Supreme Court, County of Los Angeles, or in the United States District Court for the Central District of California.

14.5

Headings.  The headings in this Agreement are for convenience only and shall not alter or otherwise affect the meaning hereof.

14.6

Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

14.7

Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in the same manner as provided in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant as of the date appearing on the first page of this Warrant.

THE COMPANY:

SOCIAL REALITY, INC.

By:
Christopher Miglino, Chief Executive Officer

ANNEX I

NOTICE OF EXERCISE

To:

Social Reality Inc.

1.

The undersigned Holder hereby elects to purchase _____________ shares of Class A common stock, $0.001 par value per share (the “Shares”) of Social Reality Inc., a Delaware corporation (the “Company”), pursuant to the terms of the attached Warrant.  The Holder shall make payment of the Exercise Price as follows (check one):

☐

“Cash Exercise” under Section 2.1

☐

“Cashless Exercise” under Section 2.2

If the Holder is making a Cash Exercise, the Holder is hereby delivering the sum of $____________, in lawful money of the United States, to the Company in accordance with the terms of the Warrant.

If the Holder is making a Cashless Exercise, the Company shall deliver to the Holder ______________ Warrant Shares in accordance with the terms of the Warrant.

2.

Please issue and deliver certificates representing the Warrant Shares purchased hereunder to Holder:_____________, Address:__________________ in the following denominations: ____________________________.

Taxpayer ID No.: __________________________________

If delivery of the Warrant Shares is requested via DWAC, please check this box and provide the requested information:

☐

The Company is requested to electronically transmit the Warrant Shares issuable pursuant to this Notice of Exercise to the account of the Holder with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

_______________________________

Account Number:

_______________________________

3.

Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Holder:

_____________________________________________________________________________________

Dated:

_____________________________________________________________________________________

By:

_____________________________________________________________________________________

Its:

_____________________________________________________________________________________

Address:

_____________________________________________________________________________________

4.

The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

___________________________________________________________________________

Signature of Authorized Signatory of Investing Entity:

___________________________________________________

Name of Authorized Signatory:

______________________________________________________________________

Title of Authorized Signatory:

______________________________________________________________________

Date:

_________________________________________________________________________________________